                                [THIS CONFORMING PAPER FORMAT
                                DOCUMENT IS BEING SUBMITTED
                                PURSUANT TO RULE 901(d) OF
                                REGULATION S-T]

                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-51149
                                and 33-52695.


                Pricing Supplement No. 22 Dated October 1, 1996
                (To Prospectus Dated November 15, 1995 and
                Prospectus Supplement Dated November 15, 1995)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                             (FLOATING RATE NOTES)


Designation:                            Medium Term Senior Notes, Series C

Original Issue Date:                    October 4, 1996

Principal Amount:                       $4,000,000.00

Interest Rate Basis:                    [ ] Commercial Paper Rate
                                        [ ] Prime Rate
                                        [ ] Federal Funds Rate
                                        [X] LIBOR
                                            [X] Telerate Screen Project 3750
                                            [ ] Reuters Screen LIBO Page
                                        [ ] Treasury Rate
                                            2 Year Treasury Constant Maturities
                                        (H.15) Telerate Screen Page 7055

Index Maturity:                         Quarterly

Spread:                                 3 Month Libor + 30 Basis Points

Initial Interest Rate:                  To Be Determined



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Regular Record Dates:                   15 calendar days prior to Interest
                                        Payment Dates

Interest Determination Dates:           Second London Business Day Preceding
                                        the Interest Reset Date

Interest Payment Dates:                 Same as interest reset dates

Interest Reset Dates:                   The third Wednesday of September,
                                        December, March, and June.

Specified Currency in which             U.S. Dollars
Denominated:

Stated Maturity:                        October 4, 1999

Issue Price (As a Percentage of        100%
Principal Amount):

Redemption and Early                    The Note cannot be redeemed prior
Repayment Provision:                    to Stated Maturity

Note(s) Represented By:                 [X] Global Note
                                        [ ] Certificated Note(s)